UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 7, 2017

NV5 GLOBAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35849	45-3458017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South Park Road, Suite 350 Hollywood, Florida	33021
(Address of Principal Executive Offices)	(Zip Code)

(954) 495-2112

(Registrant’s Telephone Number, Including Area Code)

 n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On December 7, 2017, NV5 Global, Inc. (the “Company”) entered into a joinder agreement (“Joinder”) relating to its Credit Agreement, dated as of December 7, 2016 (the “Credit Agreement”) by and between the Company, as borrower, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, the other lenders parties thereto and certain of the Company’s subsidiaries as guarantors. Pursuant to the Joinder, Holdrege & Kull, Consulting Engineers and Geologists, Lochrane Engineering Incorporated and Richard D. Kimball Co., each a wholly owned direct or indirect subsidiary of the Company, became additional guarantors under the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2017

NV5 GLOBAL, INC.

By: /s/ Michael P. Rama Name: Michael P. Rama Title: Vice President and Chief Financial Officer

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